Asset Allocation Rider

This rider limits Investment Option allocations and restricts Transfers under the Base Contract.  On each Quarterly Anniversary, we reallocate Contract Values in accordance with the provisions that follow.

This rider forms a part of the Base Contract to which it is attached and is effective on the Rider Effective Date shown on the Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control.  Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider.  This rider terminates as indicated under the Conditions for Termination of this Rider section.

Definition

Definitions specific to this rider that are not in the Base Contract follow.

Base Contract	The contract to which this rider is attached.
Quarterly Anniversary
The day that occurs three, six, and nine calendar months after the Rider Effective Date or any subsequent Rider Anniversary. Quarterly Anniversaries also include Rider Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.

Rider Anniversary	A 12-month anniversary of the Rider Effective Date.

Asset Allocation Restrictions

Restrictions for Selecting Investment Options and Making Transfers
We restrict your selection of certain Investment Options and the percentage of Contract Value that you can have in certain Investment Options, as shown on the Contract Schedule.

If we offer more than one Investment Option group, we only allow you to make allocations, transfers and withdrawals to and from the Investment Option groups as long as you do not exceed these limitations.  In addition, at the end of the Business Day before each Quarterly Anniversary, we rebalance the Contract Value in each of your selected Investment Options according to your allocation instructions for future Purchase Payments.  These Investment Option allocation, transfer and withdrawal restrictions terminate as indicated in the Conditions for Termination of this Rider section.

If we offer more than one Investment Option group, we cannot move Investment Options between groups after the Rider Effective Date, but we may add or remove Investment Options from the Base Contract in the future. If we do, we will provide written notice regarding additions to or deletions from the Investment Option groups.

General Provisions

Conditions for Termination of this Rider	This rider terminates upon the earliest of the following. (a) The termination of the Base Contract. (b) The termination of the optional benefit associated with this Rider.

S40741-02-NY                                                                                                                                                  [Inc Pro]

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of New York

[                                                                                                     ]
Maureen A. Phillips                                                          Thomas P. Burns
           Secretary                                                    President

S40741-02-NY                                                                                2                                                                   [Inc Pro]

Asset Allocation Rider

This rider limits Investment Option allocations and restricts Transfers under the Base Contract.  On each Quarterly Anniversary, we reallocate Contract Values in accordance with the provisions that follow.

This rider forms a part of the Base Contract to which it is attached and is effective on the Rider Effective Date shown on the Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control. Defined terms and contractual provisions are set forth in the Base Contract, or are added in this rider.  This rider terminates as indicated under the Conditions for Termination of this Rider section.

Definitions

Definitions specific to this rider that are not in the Base Contract follow.

Base Contract	The contract to which this rider is attached.
Quarterly Anniversary
The day that occurs three, six, and nine calendar months after the Rider Effective Date or any subsequent Rider Anniversary. Quarterly Anniversaries also include Rider Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.

Rider Anniversary	A 12-month anniversary of the Rider Effective Date.

Investment Option and Asset Allocation Restrictions

Purchase Payments
We allocate additional Purchase Payments according to your instructions, subject to the Maximum Allowable Allocation at the end of the current Business Day.  You can only make additional Purchase Payments during the Purchase Payment Period shown on the Contract Schedule.

Quarterly Rebalancing and Investment Option Allocation and Transfer Restrictions
At the end of the Business Day before each Quarterly Anniversary, we rebalance the Contract Value in each of your selected Investment Options according to the Required Individual Allocation. We only allow you to make Investment Option transfers as long as you do not exceed the Maximum Allowable Allocation restrictions.

The Investment Options in Group A, Group B, Group X and Group Y are shown on the Contract Schedule.  We cannot move Investment Options between these groups after the Rider Effective Date, but we may add or remove Investment Options from the Base Contract in the future. If we do, we will provide written notice regarding additions to or deletions from the Investment Option groups.

S40766-02-NY                                                                                                                                                  [Inv Pro]

Investment Option and Asset Allocation Restrictions continued from the previous page

Maximum Allowable Allocation
On the Rider Effective Date, the Maximum Allowable Allocation for the combined Groups A, B, and X is set out in Table A, and the Maximum Allowable Allocation for Group A is set out in Table B.  Tables A and B are shown on the Contract Schedule.

On each Quarterly Anniversary, we calculate the new Maximum Allowable Allocation for the combined Groups A, B and X; Group A; and the combined Groups B and X as follows.

Combined Groups A, B, and X.  On each Quarterly Anniversary, the new Maximum Allowable Allocation for the combined Groups A, B, and X is the lesser of:
(a) the Maximum Allowable Allocation for the combined Groups A, B, and X at the end of the previous Business Day; or
(b) the Maximum Allowable Allocation for the combined Groups A, B, and X as set out in Table A.

Group A. We then use Table B and the new Maximum Allowable Allocation for the combined Groups A, B, and X to determine the new Maximum Allowable Allocation for Group A.

Combined Groups B and X.  We determine the new Maximum Allowable Allocation for the combined Groups B and X by taking the new Maximum Allowable Allocation for the combined Groups A, B and X minus the new Required Allocation for Group A (see below).

The maximum decrease that can occur in any twelve-month period to the Maximum Allowable Allocation for the combined Groups A, B, and X is 15%, and for Group A, it is 10%.

Required Allocation
On the Rider Effective Date, the Required Allocation for Group A; the combined Groups B and X; and Group Y is according to your allocation instructions for future Purchase Payments.

On each Quarterly Anniversary, we rebalance the new Required Allocation for Group A; the combined Groups B and X; and Group Y as follows:

Group A.  The new Required Allocation for Group A is the lesser of:
(a) the Required Allocation for Group A at the end of the previous Business Day; or
(b) the new Maximum Allowable Allocation for Group A.

On each Quarterly Anniversary, if your selected allocation for Investment Option Group A is greater than the new Maximum Allowable Allocation, the difference between these two numbers is the Excess Allocation.

Combined Groups B and X.  The new Required Allocation for the combined Groups B and X is the lesser of:
(a) the Required Allocation for the combined Groups B and X at the end of the previous Business Day plus any Excess Allocation moved from Group A; or
(b) the new Maximum Allowable Allocation for the combined Groups B and X.

Group Y.  The new Required Allocation for Group Y is equal to 100% minus the new Required Allocation for Group A and minus the new Required Allocation for the combined Groups B and X.

S40766-02-NY                                                                                2                                                                   [Inv Pro]

S40766-02-NY                                                                                                                                                  [Inv Pro]

Investment Option and Asset Allocation Restrictions continued from the previous page

Required Individual Allocation
On the Rider Effective Date, the Required Individual Allocation for each of your selected Investment Options is according to your allocation instructions for future Purchase Payments.

On each Quarterly Anniversary, we rebalance the Contract Value in your selected Investment Options according to the new Required Individual Allocation.

The new Required Individual Allocation formula is (a) multiplied by (b) divided by (c), where:
(a) is the new Required Allocation for the Investment Option group on the current Quarterly Anniversary,
(b) is the Required Individual Allocation at the end of the previous Business Day, and
(c) is the Required Allocation for the Investment Option group calculated at the end of the previous Business Day.

Because we require allocations to Investment Options to be whole percentages, we round the Required Individual Allocation to the nearest whole percentage.  If you change your allocation instructions, they must comply with the current Maximum Allowable Allocation restrictions and they become the new Required Allocation for Group A; the combined Groups B and X; Group Y; and the new Required Individual Allocation.

General Provisions

Conditions for Termination of this Rider	This rider terminates upon the earliest of the following. (c) The termination of the Base Contract. (d) The termination of the optional benefit associated with this Rider.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of New York

[                                                                                                     ]
Maureen A. Phillips                                                          Thomas P. Burns
           Secretary                                                    President

S40766-02-NY                                                                                                                                                  [Inv Pro]